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                                  EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1. to the Registration Statement (Form S-3 No. 333-60251) and related Prospectus of Miravant Medical Technologies for the registration of up to 4,440,000 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 1998, with respect to the consolidated financial statements of Miravant Medical Technologies included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

Woodland Hills, California
December 11, 1998

                                          /s/ ERNST & YOUNG LLP
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                                          Ernst & Young LLP